UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2010

Harley-Davidson, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208

(Address of principal executive offices, including zip code)

(414) 342-4680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 6, 2010, Harley-Davidson, Inc. (the “Company”) concluded the sale of its MV Agusta subsidiaries (“MV”) to MV Agusta Motor Holding, S.r.l., a company controlled by Claudio Castiglioni (MV Agusta Motor Holding, S.r.l. and Mr. Castiglioni are referred to collectively as “Buyer”). Mr. Castiglioni is the former owner of MV and has served as MV’s chairman since the Company acquired MV.

MV is an Italian motorcycle manufacturer that the Company acquired in October 2008. MV produces premium, high-performance sport motorcycles sold under the MV Agusta® brand and lightweight sport motorcycles sold under the Cagiva® brand. Among other facilities, MV has a manufacturing facility and office in Varese, Italy.

The results of MV were included in the Company’s Motorcycles and Related Products segment. In August 2009, the Company unveiled a new business strategy to drive growth through a focus of efforts and resources on the unique strengths of the Harley-Davidson brand and to enhance productivity and profitability through continuous improvement. The Company’s Board of Directors approved and the Company committed to the divestiture of MV as part of this strategy. At that time, the Motorcycles segment’s financial information was adjusted to reflect MV as a discontinued operation for all periods presented.

The Company engaged a third party investment bank to assist with the marketing and sale of MV. The sale process resulted in discussions with several potential purchasers and culminated in the sale to Buyer. Under the agreement with Buyer relating to the sale, (1) the Company received nominal consideration in return for the transfer of MV and related assets; (2) the parties waived their respective rights under the stock purchase agreement and other documents related to the Company’s purchase of MV in 2008, which included a waiver of Mr. Castiglioni’s right to contingent earn-out consideration; and (3) the Company contributed 20 million Euros to MV as operating capital, which amount was paid into an escrow arrangement that is accessible by Buyer over 12 months.

The Company has previously taken write-downs in the fair value of MV totaling $162.6 million net of taxes, including an impairment charge of $61.5 million net of taxes for the second quarter of 2010. The terms of the transaction were similar to the assumptions used to value the net assets of MV as of June 27, 2010. The Company does, however, anticipate some additional loss from discontinued operations in the third quarter of 2010 as the accounting and tax impacts of the transaction are finalized. The Company will disclose additional detail regarding that loss in the Company’s 2010 third quarter earnings release.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Pro Forma Financial Information.

The assets and liabilities of MV were classified as held for sale and the results of operations of MV had been classified as discontinued operations in the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the unaudited consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 27, 2010, in accordance with Accounting Standards Codification Topic 205 “Presentation of Financial Statements.” Accordingly, there are no pro forma adjustments necessary to reflect the Company’s sale of MV, and as such, the Company has not included a pro forma financial statements in this Item 9.01(b).

(c)	Not applicable.

(d)	Exhibits. The following exhibits is filed herewith or incorporated herein by reference:

(2.1) Sale and Purchase Agreement among Harley-Davidson, Inc. and related parties and MV Agusta Holding S.r.l. and Claudio Castiglioni, dated July 31, 2010.*

*	The schedules to this document have not been filed with the Securities and Exchange Commission. The Company agrees to furnish supplementally a copy of any such schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.
Date: August 9, 2010
	By:	/s/ Paul J. Jones
Paul J. Jones
Vice President, General Counsel and Secretary

HARLEY-DAVIDSON, INC.

Exhibit Index to Current Report on Form 8-K

Dated August 6, 2010

Exhibit Number

(2.1)	Sale and Purchase Agreement among Harley-Davidson, Inc. and related parties and MV Agusta Holding S.r.l. and Claudio Castiglioni, dated July 31, 2010.*

*	The schedules to this document have not been filed with the Securities and Exchange Commission. The Company agrees to furnish supplementally a copy of any such schedule to the Securities and Exchange Commission upon request.